Exhibit 99.1
Investor Relations
PRESS RELEASE
Coeur d’Alene Mines, Bolnisi and Palmarejo Provide Transaction Update
Coeur Completes Due Diligence
Companies Committed to Closing Transaction in Fourth Quarter of 2007 COEUR D’ALENE, Idaho & SYDNEY, Australia & LONGUEUIL, Quebec—(BUSINESS WIRE)—July 3, 2007—Coeur d’Alene Mines Corporation (NYSE:CDE) (TSX:CDM), Bolnisi Gold NL (ASX:BSG) and Palmarejo Silver and Gold Corporation (TSX VENTURE:PJO) today announced that Coeur has completed its due diligence under the terms of the Merger Implementation Agreement with Bolnisi and that the companies expect to complete the transaction in the fourth quarter of 2007.
The Joint Operating Committee has completed its work and a Project Development Committee responsible for daily management of the mine’s construction consisting of professional staff from Coeur, Bolnisi and Palmarejo has been established. The companies have agreed to appoint an interim project manager to be a senior Coeur executive with substantial development and operational expertise.
While the initial focus will be to develop the Rosario deposit using open pit mining methods, the Project Development Committee will complete a pre-feasibility study by the end of August, which will include a combined open-pit and underground mine development scenario.
Based on a recently-completed scoping study and optimization work for this combined open-pit and underground mine development, the total estimated capital costs to bring the Palmarejo Project into production, including pre-stripping, underground development, mining fleet, power line, ongoing permitting, owner’s costs and contingency, will be approximately US$200 million and initial production from open pit mining is expected in the fourth quarter of 2008.
“We are pleased to have completed the due diligence process, and continue to believe that this transaction is in the best interests of Coeur’s shareholders,” said Dennis E. Wheeler, Coeur’s Chairman, President and Chief Executive Officer. “With this transaction, the companies are establishing the new Coeur as the clear leader in the silver mining industry with the addition of this world-class silver/gold asset located in Mexico. In addition, we believe the combined company’s balance sheet will sufficiently fund all three of our major development projects over the next two years — San Bartolome, Kensington, and Palmarejo — without a need to further access the capital markets.”
Norman A. Seckold, Chairman of Bolnisi and Palmarejo, said, “We continue to be very excited about this transaction, as it provides our shareholders with the opportunity to participate in the upside potential of what we believe will be the world’s premier silver company. By leveraging Coeur’s expertise in underground and open cut project development, we expect to realize the full value of the Palmarejo Project.”
The companies expect to begin mailing information to Coeur, Bolnisi, and Palmarejo shareholders in September. All three companies’ shareholder meetings are expected to be held in October. Assuming timely completion of the required regulatory processes and receipt of the required shareholder and court approvals, the companies expect the transaction to be completed in the fourth quarter of 2007.

About Coeur d’Alene Mines
Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and a growing gold producer. The company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Tanzania.
About Bolnisi
Bolnisi Gold NL is an Australia-based company engaged in mining and exploration for gold and minerals. The Company’s activities are all Mexican precious metals operations with an existing portfolio of projects, which include the Palmarejo Silver-Gold project (including Trogan), Chihuahua; the Yecora Gold-Silver project, Sonora, and the El Realito Gold-Silver project, Chihuahua.
About Palmarejo
Palmarejo Silver And Gold Corporation is a silver/gold exploration company listed on the TSX Venture Exchange under the symbol “PJO.” Palmarejo’s principal activity is to explore and develop gold and silver properties located in the Temoris District of Chihuahua, Mexico within the Sierra Madre Occidental mountain range.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the terms and conditions of the proposed transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur or Palmarejo, as the case may be. Operating, exploration and financial data, and other statements in this press release are based on information that Coeur or Palmarejo, as the case may be, believes is reasonable, but involve significant uncertainties affecting the business of Coeur or Palmarejo, as the case may be, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q and Palmarejo’s Annual Information Form. Additionally, there are risks that the parties will not proceed with the proposed transaction, that the ultimate terms of the proposed transaction will differ from those that currently are contemplated, and that the proposed transaction will be not be successfully completed for any reason (including the failure to obtain the required approvals or clearances from regulatory authorities). Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur and Palmarejo disclaim any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur and Palmarejo undertake no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur and Palmarejo, their financial or operating results or their securities or the proposed transaction.

Additional Information
The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction will be set forth in the proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Copies of the merger implementation agreements and certain related documents will be filed with the SEC and Canadian securities regulators and will be available at the SEC’s website at www.sec.gov and at the Canadian securities regulators’ website at www.sedar.com.
CONTACT: Coeur
Tony Ebersole, 208-771-0150
Director — Investor Relations
or
Mitchell J. Krebs, 888-545-1138
Senior Vice President — Corporate Development
or
Matthew Sherman / Jennifer Schaefer
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
or
Bolnisi
Norman Seckold, 011 (61 2) 9247 5300
Chairman
or
Palmarejo
James Crombie, 450-677-2253
President & CEO
SOURCE: Coeur d’Alene Mines Corporation
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Coeur d’Alene Mines’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.